Exhibit 10.54

LEASE AGREEMENT

BETWEEN

SUNDANCE CONSOLIDATED, L.L.C.

as LANDLORD,

and

LUMINEX CORPORATION

as Tenant,

12306 Technology Blvd.,
Austin, Texas 78727

The mailing, delivery or negotiation of this Lease shall not be deemed an offer to enter into any transaction or to enter into any relationship, whether on the terms contained herein or on any other terms. This Lease shall not be binding, nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Lease. Until such execution and delivery of this Lease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.
LIST OF DEFINED TERMS

Defined Term    Page

affiliate    14
Alterations    4
Arbitration Notice    1
Base Rent    1
Base Rent Abatement Period    2
Binding Notice    1
Brokers    15
Building    1
Building Structure    3
Claimant    12
Commencement Date    1
Construction Allowance    1
Environmental Law    17
Estimates    2
Event of Default    10
Fair Market Rental    1
Hazardous Substances    17
HVAC System    4
including    14
Initial Improvements    1
Initial Renewal Notice    1
Land    1
Landlord    1
Landlord's Mortgagee    13
Law    14
Laws    14
Lease    1
Loss    7
Mortgage    13
MSDS    18
Operating Expenses    2
Permitted Activities    17
Permitted Alterations    4
Permitted Materials    17
Permitted Transfer    8
Premises    1
Primary Lease    13
Proportionate Share    1
Record Drawings    2
Rejection Notice    1
Renewal Amendment    1
Renewal Term    1
rent    3
Repair Period    6
Review Period    2
Rooftop Equipment    16
SNDA    13
Taking    9
Taxes    3
Tenant    1
Tenant Affiliate    8
Tenant Party    14
Term    1
Transfer    8
Vacation Date    8

LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered into by SUNDANCE CONSOLIDATED, L.L.C., a Texas limited liability company ("Landlord") and LUMINEX CORPORATION, a Delaware corporation ("Tenant").

1.PREMISES, TERM AND INITIAL IMPROVEMENTS

(a)    Landlord leases to Tenant and Tenant leases from Landlord, the approximately 50,332 square foot building (the "Building") located on, and together with, the real property described on Exhibit A (the "Land") and any other improvements located on the Land (collectively, the "Premises"), subject to the terms and conditions in this Lease. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Building is 50,332 square feet and Tenant's "Proportionate Share" is 100%. Tenant will be sole tenant of the Building on the Commencement Date.

(b)    The Lease term shall be one hundred twenty three (123) months, beginning on the earlier to occur of: (i) thirty (30) days after issuance of the certificate of occupancy for the Initial Improvements (as defined in Exhibit B), or (ii) May 1, 2020 (such earlier date being the "Commencement Date") and ending one hundred twenty three (123) months after the Commencement Date (or, if the Commencement Date is not the first day of a calendar month, ending one hundred twenty three (123) months after the first day of the first full calendar month after the Commencement Date) (the "Term") which defined term shall include all renewals and extensions of the Term, if any. Upon the Commencement Date, Landlord and Tenant shall execute a Notice of Commencement in the form attached hereto as Exhibit C acknowledging the Commencement Date and the date the Lease will expire.

(c)    Landlord will deliver possession of the Premises to Tenant on December 16, 2020 for purposes of commencement of Tenant’s construction of the Initial Tenant Improvements (the date of such delivery being the “Delivery Date”). Within thirty (30) days after the Delivery Date, Landlord will cause the following work to be completed in the Premises (the “Delivery Obligations”): (i) performance, at Landlord’s expense, of the roof repairs described in the work proposal attached hereto as Exhibit B-1, (ii) performance of any work necessary to deliver the dock doors in good working order so long as the cost of such work does not exceed $5,000; provided, however, if the cost of such dock door work exceeds $5,000, Tenant shall be responsible for such excess costs, and (iii) performance of any work necessary to deliver the HVAC unit serving the office portion of the Building (“Office HVAC”) in good working order. The dock doors and Office HVAC will be deemed to have been delivered in good working order unless Tenant notifies Landlord in writing within thirty (30) days after the Delivery Date of any material deficiencies in the dock doors or Office HVAC, which deficiencies shall be promptly remedied by Landlord at its expense (subject to Tenant’s obligation to pay for any dock door work in excess of $5,000). Other than the Delivery Obligations, Landlord has no obligation to construct any improvements or perform any repairs to prepare the Premises for Tenant’s occupancy.

2.BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT

(a)    Tenant shall pay to Landlord "Base Rent" in advance, without demand, deduction or set off (except as expressly stated otherwise in Section 20 of this Lease) equal to the following amounts for the following periods of time:

Period	Monthly Base Rent Per Square Foot of Building	Monthly Base Rent
Commencement Date – Month 3*	$0.00	$0.00
Months 4 – 15	$0.70	$35,232.40
Months 16 – 27	$0.72	$36,113.21
Months 28 – 39	$0.74	$37,016.04
Months 40 – 51	$0.75	$37,941.44
Months 52 – 63	$0.77	$38,889.98
Months 64 – 75	$0.79	$39,862.23
Months 76 – 87	$0.81	$40,858.78
Months 88 – 99	$0.83	$41,880.25
Months 100 – 111	$0.85	$42,927.26
Months 112 – 123	$0.87	$44,000.44

*Tenant’s obligation to pay Base Rent for the Premises shall be abated for the initial three (3) months of the Term of the Lease (the “Base Rent Abatement Period ”). However, only Base Rent shall be abated during the Base Rent Abatement Period, and Tenant shall remain responsible for Tenant’s Proportionate Share of Operating Expenses and all other sums due under the Lease during the Base Rent Abatement Period.

The first monthly installment (after the expiration of any periods for which no Base Rent is due), plus the other monthly charges set forth in Section 2(b), shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

(b)    Tenant shall pay, as additional rent (including for any period during which no Base Rent is due under Section 2(a) above), its Proportionate Share of the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; and (2) the cost of any insurance maintained by Landlord, and (3) a management fee not to exceed 3% of gross rents from the Premises (collectively, "Operating Expenses"). On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year. Within ninety (90) days after Tenant’s receipt of such annual statement (“Review Period”), Tenant may elect to inspect, at reasonable times, in a reasonable manner and with at least thirty (30) days prior written notice to Landlord, such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof; and if Tenant does not so elect to review Landlord’s books during such ninety (90) day period, Tenant will be deemed to have approved Landlord’s calculation of Operating Expenses as for the calendar year covered by the statement. If Tenant's total payments in respect of Operating Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within ten days after Landlord's request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future monthly payments, except that any credit remaining at the expiration or earlier termination of this Lease shall be paid to Tenant within thirty (30) days after such expiration or termination. If Tenant determines during the Review Period that Operating Expenses for the year in question are less than reported in the annual statement by more than five percent (5%), Landlord shall reimburse Tenant’s expenses incurred as a result of Tenant’s inspection not to exceed $2,000. The amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

Base Rent (Section 2(a))    $35,232.40
Estimated Operating Expenses (Taxes and insurance only) (Section 2(b))     $8,556.44
Total initial monthly payment    $43,788.84

(c)    If any payment required of Tenant under this Lease is not paid within five (5) days after due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. Notwithstanding the forgoing, Tenant shall be entitled to one written notice with a ten (10) day opportunity to cure a delinquent payment within any consecutive twelve month period before Tenant is obligated to pay the late charge set forth in this paragraph.

(d)    All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called).

3.TAXES

(a)    Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created, including any assessments or charges from a property owner’s association or other encumbrances (collectively, "Taxes") that accrue against the Premises, the Land and the Building. As used herein, Taxes include the franchise tax, also known as a margin tax, codified in Chapter 71, Texas Tax Code. If at any time the present method of taxation shall be changed so that in lieu of the whole or any part of any Taxes levied, assessed or imposed on the Premises and leasehold improvements, there shall be levied, assessed or imposed on Landlord a substitute tax therefor directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rents or income from the Premises (a “Substitute Tax”), then the Substitute Tax, or the part thereof so measured or based, shall be deemed Taxes for the purposes of this Section.

(b)    Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

(c)    TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PREMISES OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE. However, Landlord, in its reasonable business judgment, will endeavor to challenge the appraised value of the Premises for ad valorem taxes so as to minimize, to the extent practicable and possible, the amount of Taxes applicable to the Premises.
4.LANDLORD'S MAINTENANCE

This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to maintenance, repair, and replacement at Landlord’s cost of the Building's roof, the slab, structural columns and structural walls (collectively, the "Building Structure"); however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor or (2) for alterations to the Building Structure required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant) or (3) any damage to the Building Structure caused by Tenant. The Building Structure does not include skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant. Tenant acknowledges and agrees that Landlord has no maintenance or repair obligations with respect to the Premises, other than those expressly set forth in this Section 4.

5.TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS

(a)    Tenant shall maintain all parts of the Premises [except only for maintenance work which Landlord is expressly responsible for under Section 4 above] including without limitation, truck court, exterior areas, dock and loading areas, man doors, truck doors, dock levelers, shelters, seals and bumpers (if any), lighting, plumbing, restrooms, water, sewer and electrical lines up to the meter, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, electrical systems, and air rotation equipment in good condition and promptly make all necessary repairs and replacements to the Premises, normal wear and tear and damage by casualty excepted. Tenant shall keep the Premises, including all exterior areas, in a clean and sanitary condition at all times. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

(b)    Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and systems (the "HVAC System") in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. Tenant shall also provide Landlord with (i) a copy of all renewal or substitute maintenance/service contracts within 30 days prior to the expiration of the existing service contract, and (ii) upon Landlord's request, a copy of all maintenance or service reports with respect to such contract. At least 14 days before the end of the Term and upon written request from Landlord within ninety (90) days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order, normal wear and tear excepted.

6.ALTERATIONS

The Initial Improvements to the Building shall be governed by the Work Letter attached to this Lease as Exhibit B. Otherwise, Tenant shall not make any alterations, additions or improvements (collectively, "Alterations"), to the Premises without the prior written consent of Landlord; provided, however, Tenant may make non-structural alterations to the Building without Landlord’s prior written consent (“Permitted Alterations”) so long as (i) such Permitted Alterations do not cost more than $50,000 in any instance or series of related instances, (ii) no governmental permit or approval is required for such Permitted Alterations, and (iii) Tenant provides Landlord with prior written notice of its intended Permitted Alterations. Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the Alterations will affect the Building Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any Alterations, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all Alterations shall be Landlord's property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Laws and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building Structure or the Premises. Any contractors used by Tenant must carry liability insurance reasonably acceptable to Landlord, and

Tenant shall deliver evidence of such insurance to Landlord before any construction is commenced. In connection with any such alteration, addition, or improvement costing in excess of $10,000.00, Tenant shall pay to Landlord an administration fee of 5% of all costs incurred for such work. Tenant shall be responsible for compliance with American With Disabilities Act of 1990 for the interior, non-structural portions of the Premises, Landlord shall be responsible for compliance with the American With Disabilities Act of 1990 relative to the Building Structure, and all Building common areas including, but not limited to, parking areas, sidewalks, entrances, and access ways, unless such compliance is required solely in connection with Tenant's specific use of the Premises or a Tenant alteration of the Building, in which case such compliance shall be Tenant's responsibility.

7.SIGNS

Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned. Landlord hereby agrees that Tenant may install a sign on the exterior of the Building, subject to compliance with all applicable Laws, and the provisions of this Section 7. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Tenant's signage, and Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises or the Building without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

8.UTILITIES

Tenant shall be solely responsible for arranging for utility service to the premises, including all electricity, water, sewer, gas (if any) and telecommunications services used at the Premises. Tenant shall pay all utility charges directly to the utility provider, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining thereto.

9.INSURANCE

Tenant shall maintain (a) workers' compensation insurance providing coverage for statutory benefits in the state in which the Premises is located and employer's liability coverage with minimum limits of not less than $1,000,000 for (i) each accident, (ii) each employee, and (iii) policy limit for disease (with a waiver of subrogation endorsement reasonably acceptable to Landlord); (b) commercial general liability insurance on the most current ISO Form CG 00 01 or coverage at least as broad as coverage provided under such form, to cover liability arising from occurrences on or about the Premises and acts of Tenant Parties on or about the Premises, without modification to the separation of insureds provision, with limits of not less than $1,000,000 per occurrence, $2,000,000 general aggregate; (c) business automobile liability insurance covering owned, hired and non-owned vehicle, with limits of not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage liability; (d) umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $2,000,000 per occurrence and $2,000,000 in the annual aggregate; (e) property insurance – special form covering the replacement cost (without deduction for depreciation and containing ordinance or law coverage) of all Alterations and Tenant's property in the Premises (including without limitation removable trade fixtures and leasehold improvements), naming Landlord and Landlord's Mortgagee (defined below) as loss payee as their interests may appear with respect to Alterations and leasehold improvements; (f) business income and extra expense insurance covering failure of Tenant's equipment and covering all periods of interruption, with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months; and (g) such other insurance as Landlord may reasonably require, including Pollution or Environmental Liability insurance. The foregoing commercial general liability and umbrella liability policies are subject to increases in coverage amounts, as reasonably determined by Landlord in the event Tenant is permitted in writing by Landlord to use the Premises for light manufacturing. Such liability policies shall (A) name Landlord, Landlord's Mortgagee, Landlord's agents, and their respective Affiliates (defined below), as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (i) by reason of other insurance available to such additional insured, or (ii) to claims for which a primary insured has agreed to indemnify the additional insured, and (B) provide primary and non-contributory coverage to Landlord, Landlord's Mortgagee, Landlord's agents, and their respective Affiliates when any policy issued to such parties (collectively or individually) is similar or duplicate in coverage, in which case such policy shall be excess over Tenant's policies. All policies required to be maintained by Tenant hereunder shall (1) be issued by an insurance company with a rating of at least "A: VII" or better as set forth in the most current issue of AM Best's Insurance Reports, unless otherwise approved by Landlord in writing, (2) provide that such insurance may not be cancelled unless 30 days' prior written notice is first given to Landlord, and (3) be delivered to Landlord by Tenant before the earlier of the Commencement Date or the date Tenant occupies the Premises and at least 15 days before each renewal thereof. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. No insurance policy will contain endorsements that restrict, limit, or exclude coverage in a manner that is inconsistent with the foregoing requirements. In the event Landlord engages a third party servicer for collection and review of insurance certificates from tenants of the Premises/Building on Landlord's behalf, upon receipt of written notice from Landlord of the identity of such third party servicer, Tenant agrees to register with such servicer for such servicer's receipt of Tenant's certificates of insurance, provide such servicer with Tenant's certificates of insurance and communicate with such servicer regarding Tenant's insurance required hereunder and compliance therewith.

Landlord shall maintain “AllRisk” property insurance at replacement cost on the Building at all times during the Term of the Lease. The cost for such insurance and other insurance maintained by Landlord shall be included in Operating Expenses.
10.CASUALTY DAMAGE

(a)    Tenant shall give written notice to Landlord of any damage to the Premises or the Building promptly on discovery of the same. If the Premises or the Building is totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed within 270 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be abated from the date of occurrence through the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b)    Subject to Section 10(c), if this Lease is not terminated under Section 10(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the contents required to be covered by Tenant's insurance under Section 9 and Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant's Alterations, improvements and additions to the Premises. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period") then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances.

(c)    If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations,

Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Landlord orTenant which accrued before this Lease is terminated, provided that all Base Rent and any additional rent accruing after the date of the casualty shall be abated, and any rent or other monies paid in advance by Tenant under the terms of this Lease for the period from and after the casualty shall be repaid to Tenant. If Landlord does not terminate this Lease under this provision, then Landlord shall restore the Premises and rent shall be abated in accordance with paragraph 10(b) above.

11.LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE

(a)    Landlord shall not be liable to Tenant or Tenant's agents, employees or contractors, or those claiming by, through, or under any of them for any injury to or death of any person or persons or any damage to or loss, or loss of use of any real or personal property caused by casualty, theft, or any criminal or tortuous acts or omissions of any third party. In addition, Landlord and Tenant each waives any claims it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the party which might have such claim under the terms of this Lease, REGARDLESS OF WHETHER THE NEGLIGENCE (OF WHATEVER TYPE OR NATURE) OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER'S RIGHT OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

(b)    Subject to Section 11(a), Tenant shall defend, indemnify, and hold harmless Landlord and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorneys' fees and expenses for any Loss arising from any occurrence within, on or about the Premises or arising from Tenant's failure to perform its obligations under this Lease or arising from any act or omission (whether negligent, intentional or otherwise) of Tenant or Tenant's agents, employees, invitees or contractors, except to the extent that a Loss is caused by the negligence, gross negligence or intentional misconduct of Landlord. The term "Loss" means any injury to or death of any person or persons or any damage to or theft, destruction, loss, or loss of use of any real or personal property caused by casualty, theft, fire, or any acts or omissions of any person or party, and any injury or damage or inconvenience which may arise through repair or alteration of any part of the Premises, or failure to make repairs, or from any other cause.

(c)    Subject to Section 11(a), Landlord shall defend, indemnify, and hold harmless Tenant and its agents and employees from and against any and all claims, demands, liabilities, causes of action, suits, judgments, attorneys’ fees and expenses for a Loss only to the extent caused by the negligence, gross negligence, or willful misconduct on the part of Landlord or its agents, employees or contractors.

THE PROVISIONS OF THIS SECTION 11 SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

12.USE

The Premises shall be used only for offices, manufacturing, receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto, provided that such uses are in compliance with all applicable Laws; however, no retail sales may be made from the Premises. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises. Tenant and its invitees shall be allowed access to the Premises and parking facilities 24 hours per day, seven days per week.
13.INSPECTION

Upon twenty four (24) hours notice, Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 6 months of the Term) tenants. During the last 6 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date, which shall not include repairs due to normal wear and tear or casualty. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

14.ASSIGNMENT AND SUBLETTING

(a)Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld, delayed or conditioned (except that Landlord may, in its sole discretion, withhold its consent to any proposed collateral assignment of this Lease), (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded (or a corporation whose stock is in the process of being publicly traded), permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in items (1) through (7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer up to but not exceeding $1,500.00. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations under this Lease. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b)Notwithstanding anything to the contrary in this Lease, Tenant may (i) assign or sublet the Premises, or any part thereof, to any entity controlling, controlled by, or under common control with the original Tenant named herein (a “Tenant Affiliate”) having a net worth not less than the net worth of Tenant as of the date hereof, and/or (ii) transfer the ownership interests controlling Tenant to a person or entity having a net worth not less than the net worth of Tenant as of the date hereof, without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate, or transferring the ownership interests, and shall include all documentation establishing the Tenant Affiliate’s or transferee’s net worth in such notice. Further notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”, and such transferee, a “Permitted Transferee”) without the consent of Landlord, provided: (1) no Event of Default exists; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) such proposed transferee shall have a net worth not less than the net worth of Tenant as of the date hereof; and (4) Tenant shall provide at least ten (10) days written notice prior to any Permitted Transfer and shall include reasonable documentation establishing the transferee’s net worth in such notice.

(c)Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting, cancel as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective; provided, however, Tenant may elect by written notice to landlord within twenty (20) days after receipt of Landlord’s cancellation notice to rescind in Transfer Request in which case this Lease shall not be cancelled but shall remain in full force and effect. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(d)Tenant shall pay to Landlord one-half of all rents received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease and the reasonable costs incurred by Tenant in connection with such reletting. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

15.CONDEMNATION

If any portion of the Building is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If a portion of the Land (but not any portion of the Building) is subject to a Taking, but the Taking does not prevent or materially interfere with the use of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord, and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, the cost of relocating Tenant and/or disruption of Tenant's business, if a separate award for such items is made to Tenant.

16.SURRENDER OF PREMISES, HOLDING OVER

(a)    No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All Building fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all equipment, trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). For purposes of clarification of the foregoing, Landlord agrees that Tenant may remove any equipment used in Tenant’s business operations from the Premises. Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within thirty (30) days after the end of the Term and provided that the installation or construction of the applicable alteration, improvement, additions, fixture or wiring was not consented to by Landlord in writing (unless at the time of consent, Landlord informed Tenant that such item would need to be removed upon expiration of the Lease). All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 26. All work required of Tenant under this Section 16 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.

(b)    If Tenant fails to vacate the Premises at the end of the Term or otherwise remains in possession of any portion of the Premises, then such holdover shall be an incurable default, and Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a monthly rental (without reduction for partial months) equal to 150% of all rental payable during the last month of the Term. Notwithstanding the foregoing, nothing under Texas law shall require Landlord to give Tenant more than thirty (30) days prior written notice to terminate Tenant’s tenancy-at-will. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense incurred because of such holding over, including, without limitation, attorneys’ fees and expenses, and loss of future tenants or rentals. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17.QUIET ENJOYMENT

Provided Tenant has fully performed its obligations under this Lease, and subject to the terms and provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord.

18.EVENT OF DEFAULT

Each of the following events shall constitute an "Event of Default" under this Lease:

(a)    Tenant fails to pay any rent when due or any payment or reimbursement required hereunder when due, and in either case such failure continues for a period of five days from the date such payment was due, however, that only for one such failure in any consecutive 12-month period, such failure shall not constitute an Event of Default if the failure in question is remedied within ten (10) days after Tenant’s receipt of written notice from Landlord.

(b)    The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within sixty (60) days after the filing thereof).

(c)    Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(d)    Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for thirty (30) days, or immediately if the failure involves a hazardous condition, after written notice thereof to Tenant. If it will reasonably take more than thirty (30) days to cure such default, then Tenant will have a reasonable time to cure so long as Tenant promptly commences its effort to cure and diligently pursues such cure to completion. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with the same specific term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant's subsequent violation of the same term, provision or covenant shall, at Landlord's option, be deemed an incurable Event of Default by Tenant.

(e)    In the event Tenant vacates all or substantially all of the Premises for five (5) or more days no Event of Default shall occur so long as (i) Tenant provides Landlord prior written notice of Tenant's intent to vacate, (ii) Tenant pays any additional insurance premiums which may result from such vacation, (iii) Tenant takes such action as Landlord may reasonably request to protect the Premises (including the Building) from vandalism and trespass, and (iv) Tenant otherwise continues to observe and perform all of Tenant's obligations and covenants contained in this Lease, including keeping all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord, and if such vacation continues for any period of ninety (90) or more consecutive days (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease) Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice of termination to Tenant prior to the date that Tenant occupies or re-occupies all or substantially all of the Premises. For purposes of this section, Tenant shall be considered to have “vacated” the Premises if Tenant shuts down or “mothballs” its business operations in the Premises, or removes all or substantially all of its equipment and property in the Premises in connection with a cessation of business operations in the Premises, but Tenant shall not be considered to have “vacated” the Premises during any period in which a governmental order requires or recommends that employees refrain from entering the work place, such as a “work stoppage” or “shelter in place” order.

19.REMEDIES

(a)    Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1)    Terminate this Lease by giving Tenant written notice thereof; in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-

week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

(2)    Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use commercially reasonable efforts to mitigate damages; provided, however, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure upon commercially reasonable effort to relet the Premises or to collect rent due for a reletting and Landlord shall be deemed to have complied with this mitigation requirement so long as Landlord places signage on the Premises and lists the Premises in substantially the same way it does for other similar space in its inventory. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19(a)(2). If Landlord elects to proceed under this Section 19(a)(2), it may at any time elect to terminate this Lease under Section 19(a).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(b)    Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of; its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Section 26 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Section 26, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that

Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

(c)    TENANT AND LANDLORD HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM, BROUGHT BY ONE PARTY AGAINST THE OTHER OR ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED HEREBY, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM FOR INJURY OR DAMAGE. THE PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

20.LANDLORD'S DEFAULT

If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (provided that Landlord shall be allowed such additional time as may be reasonably necessary so long as Landlord commences performance within such thirty (30) day period and thereafter diligently pursues such failure to completion) (a “Landlord’s Default”), Tenant's exclusive remedy shall be an action for damages, except as expressly provided otherwise in this paragraph. Unless Landlord fails to so cure such Landlord’s Default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. If Landlord’s Default renders the Premises untenantable, Tenant shall so advise Landlord in Tenant’s written notice and Tenant shall be entitled to an abatement of Base Rent based on the portion of the Premises which is untenantable until Landlord cures Landlord’s Default. In the event of a Landlord’s Default, Tenant shall have the right to cure Landlord’s Default when necessary to address an emergency situation or to prevent waste and Tenant shall have the right to offset amounts reasonably and actually incurred by Tenant to cure Landlord’s Default against Base Rent next coming due and payable to Landlord. If Landlord fails to pay the Construction Allowance when due following Tenant’s compliance with the terms and conditions of Exhibit B (including Section 3 thereof) and such failure constitutes a Landlord’s Default (provided that Landlord’s cure period after notice of default shall be limited to 30 days), Tenant shall have the right to offset the unpaid balance of the Construction Allowance against Base Rent next coming due under the Lease. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and, subject to the provisions in this paragraph, shall be recoverable only from the interest of Landlord in the Building and the Land; provided, however, if Landlord does not maintain an equity interest in the Building and the Land of at least 20% of the actual value of the Building and Land, then in such case the Landlord shall be liable for Tenant’s actual and direct damages from a Landlord’s Default to the extent such damages are not recoverable from Landlord’s interest in the Building and the Land.  However, Tenant agrees that none of Landlord’s owners, partners, members, investors, employees or officers shall be personally liable for any claim against Landlord. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

21.MORTGAGES

(a)    This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage") and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee") and to increases, renewals, modifications, consolidations, replacements, and extensions thereof; provided, however; so long as Tenant is the sole tenant of the Building the foregoing automatic subordination shall be conditioned on Tenant’s receipt of a subordination non-disturbance and attornment agreement (“SNDA”) on terms and conditions reasonably acceptable to Tenant and any Landlord’s Mortgagee. Tenant agrees to execute and return any such SNDA with ten (10) days after written request provided the terms and conditions thereof are reasonably acceptable to Tenant. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant.

(b)    Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee the same opportunity to perform Landlord's obligations hereunder.

(c)    Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to furnish the Construction Allowance (as defined in Exhibit B) and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

22.ENCUMBRANCES

Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord shall promptly deliver to Tenant copies of any notices of mechanics liens received by Landlord. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant within thirty (30) days after the filing of any such lien, unless Tenant is validly contesting the lien in good faith and provides to Landlord a bond in the amount of 150% of the claim or provides other security reasonably acceptable to Landlord. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23.MISCELLANEOUS

(a)    Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Premises, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and "including" shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(b)    Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further liability hereunder. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c)    Whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of rent), the party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the party in question.

(d)    Tenant shall, from time to time, but no more than twice per 12-month period, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. Landlord agrees to provide, for Tenant, an estoppel certificate for any loan transactions or other transactions where confirmation of the validity of this Lease would be deemed reasonably necessary.

(e)    This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord.

(f)    All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Operating Expenses and utilities and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for underpayment of Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23(f).

(g)    If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable

(h)    Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers’ or architects’ fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(i)    All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j)    Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than HPI Real Estate, Inc. and Endeavor Real Estate Group (collectively, the "Brokers"). Pursuant to separate commission agreements, Landlord shall be solely responsible for the payment of the total commission owed pursuant to the commission agreement between Landlord and HPI Real Estate, Inc. Endeavor Real Estate Group shall then be paid its commission pursuant to its commission agreement with HPI Real Estate, Inc. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party.

(k)    If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. If and when included within the term "Landlord," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Landlord. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(l)    The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party other than Tenant’s attorneys, brokers, accountants and other consultants and except as may be required by law or to enforce its rights hereunder.

(m)    Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23(m) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(n)    Intentionally deleted.

(o)    THIS LEASE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(p)    Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Sections 2 and 3 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(q)    WAIVER OF CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(r)    Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

(s)    Any legal proceeding that is brought to enforce this Lease or any guaranty of this Lease (if any), or that arises out of a dispute in connection with this Lease or any guaranty of this Lease (if any), shall be conducted in the county in which the Premises are located. If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys’ fees through all levels of proceedings incurred in such litigation, including costs on appeal, as determined by the court.

(t)    Tenant shall have access to, and may place equipment on, the roof of the Building at Tenant’s sole cost and expense (“Rooftop Equipment”). Tenant’s access to the roof shall be limited to placing, operating, maintaining, repairing, and removing said Rooftop Equipment, which includes telecommunications equipment. Tenant’s access and Rooftop Equipment shall not interfere with Landlord’s use of the roof. In addition, Tenant’s rights to any Roof Equipment shall be subject to and conditioned on the following:

(i)    If installation of the Rooftop Equipment requires any roof penetrations, Tenant must use the contractor designated by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord.

(ii)    Tenant will ensure that the Rooftop Equipment complies at all times with all applicable laws, codes, ordinances, rules, regulations, and encumbrances. In addition, Tenant must ensure that neither the Rooftop Equipment nor any appurtenant wiring or cabling interfere with or otherwise adversely affect the mechanical systems of the Building. Tenant will keep in full force and effect and renew, as applicable, all required permits, approvals, and licenses required for the Rooftop Equipment (and will provide copies of such renewals to Landlord).

(iii)    Tenant will ensure that the Rooftop Equipment (i) is properly secured and installed so as not to be affected by high winds or other weather elements; (ii) is properly grounded; (iii) does not exceed the load limits of the Building; and (iv) does not damage the Building. Tenant will indemnify and defend Landlord from and against Losses arising from any overburden or damage to the roof or Building to the extent arising from or resulting from the installation, use, operation, maintenance, repair or removal of the Rooftop Equipment

(iv)    Upon the expiration or earlier termination of the Lease, unless otherwise instructed by Landlord in writing, Tenant, at its sole cost and expense, shall remove the Rooftop Equipment and restore the any areas affected by the Rooftop Equipment to the condition which existed prior to the installation of the Rooftop Equipment, normal wear and tear, casualty and condemnation excepted.

(u)    Tenant shall have the right to keep and maintain on the Premises, at Tenant’s sole cost and expense, generators to provide electricity whenever the regularly provided electrical current is disrupted for any reason.

24.NOTICES

Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken.

(a)    All rent shall be payable to Landlord at the address for Landlord set forth in Section 2(d) above or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, or by wire transfer of immediately available funds to an account or accounts designated from time to time by Landlord to Tenant with remittance detail from Tenant to Landlord to identify the components of each payment. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b)    All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c)    Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof. Additionally, electronic mail may be used, but only to distribute routine communications, such as financial statements and other information, and may not be used for providing notice of default of a party hereto or for requesting the consent of the other party when obtaining such consent is required under this Lease.

Landlord:	Tenant:
Sundance Consolidated LLC c/o Scott Rempe 12909 Dessau Rd Austin, Texas 78754 512-801-0408 - Telephone scott@packsaddlepartners.com - Email	Prior to Commencement Date: Luminex Corporation Attn: General Counsel 12212 Technology Blvd., Austin, TX 78727 - Telephone - Email From and after Commencement Date: The Premises

25.HAZARDOUS WASTE

The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord (Landlord has approved use of the Permitted Materials described in Exhibit G so long as such Permitted Materials are used in the ordinary course of Tenant’s business and in accordance with all Environmental Laws); (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor; and (h) Tenant shall remove all Permitted Materials from the Premises in a manner reasonably acceptable to Landlord before Tenant's right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions due to the introduction of Hazardous Substances by Tenant or Tenant’s use of the Premises, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, except for any conditions or contamination caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. However, Landlord agrees that Tenant shall not be responsible for Hazardous Substances, if any, existing on the Premises prior to the Delivery Date (“Pre-Existing Hazardous Substance Conditions”) except to the extent such Pre-Existing Substance Conditions are made worse by Tenant, and any claims, demands, actions, liabilities, costs, expenses, damages and obligations arising from any Pre-Existing Hazardous Substance Conditions shall be excluded from the foregoing indemnity except to the extent such Pre-Existing Substance Conditions are made worse by Tenant. In the event any remediation or removal of Hazardous Substances is required at the Premises by any governmental authority, Landlord will be responsible only for the cost of remediation or removal of Pre-Existing Hazardous Substance Conditions, if any, except to the extent such Pre-Existing Hazardous Substances Conditions are made worse by Tenant. Landlord is not responsible for the costs of remediating or removing any Hazardous Substances introduced to the Premises on or after the Delivery Date. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by

Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, SUBJECT ONLY TO LANDLORD'S DELIVER OBLIGATIONS UNDER SECTION 1(C) OF THE LEASE, (2) THE BUILDING'S IMPROVEMENTS ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT FOR LANDLORD’S DELIVER OBLIGATIONS SET FORTH IN SECTION 1(C) OF THIS LEASE), AND (5) NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

[Remainder of page intentionally left blank; signatures follow.]

Executed by Landlord on the 21st day of December, 2020.

LANDLORD:

                        SUNDANCE CONSOLIDATED, L.L.C.,
                        a Texas limited liability company

                        By:        /s/ Scott Rempe
                        Name:        Scott Rempe
                        Title:        Member

    Executed by Tenant on the 21st day of December, 2020.

TENANT:

                        LUMINEX CORPORATION,
                        a Delaware corporation

                        By:        /s/ Harriss T. Currie
                        Name:        Harriss T. Currie
                        Title:        Sr. Vice President of Finance & CFO

                        Taxpayer ID #     74-2747608

EXHIBIT A    Description of Premises
EXHIBIT B    Work Letter
EXHIBIT B-1     Roof Repair Work Proposal
EXHIBIT B-2    Preliminary Space Plan for Initial Improvements
EXHIBIT C    Notice of Commencement
EXHIBIT D    Intentionally Deleted
EXHIBIT E    Renewal Option
EXHIBIT F    Right of First Offer
EXHIBIT G    Approved Permitted Materials